                                                                     Exhibit 4.1

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         This Amended and Restated Registration Rights Agreement (the "Restated Agreement") is made and entered as of this 3rd day of August, 1999, by and among FREEMARKETS ONLINE, INC., a Delaware corporation (the "Company") and the parties listed on Schedule A hereto (the "Security Holders").


                                 R E C I T A L S

         WHEREAS, the Security Holders have previously entered into one or more registration rights agreements with the Company (as defined in Section 12, the "Predecessor Agreements");

         WHEREAS, the Predecessor Agreements relate to the registration, under the Securities Act of 1933, as amended, of the Registrable Securities (as defined in Section 1) owned by the Security Holders;

         WHEREAS, the parties hereto now desire to amend and restate each of the Predecessor Agreements in the manner set forth in this Restated Agreement;

         WHEREAS, the parties have agreed that this Restated Agreement shall supersede the Predecessor Agreements in their entirety and that the rights and obligations of the parties with respect to the registration of the Registrable Securities shall be governed solely by this Restated Agreement;

         WHEREAS, the Security Holders who are executing counterpart signature pages to this Restated Agreement have the requisite power and authority to amend and restate each of the Predecessor Agreements pursuant to the terms of each such agreement (as more fully set forth in Section 12 of this Restated Agreement).

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Security Holders hereby agree as follows:


         1. Certain Definitions. As used in this Restated Agreement, the following terms shall have the following meanings:

                  (a) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in the State of New York are required or permitted to close.

                  (b) "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

                  (c) "Holder" means a Security Holder and any assignee of the rights of such Security Holder in accordance with Section 13(d) of this Restated Agreement.

                  (d) "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  (e) "Series A Preferred Stock" shall mean the Series A-1 Convertible Preferred Stock, par value $.01 per share, of the Company, and Series A-2 Convertible Preferred Stock, par value $.01 per shares, of the Company.

                  (f) "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, par value $.01 per share, of the Company.

                  (g) "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, par value $.01 per share, of the Company.

                  (h) "Series D Preferred Stock" shall mean the Series D Convertible Preferred Stock, par value $.01 per share, of the Company.

                  (i) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (defined below), and, unless the context otherwise requires, the declaration or ordering of effectiveness of such registration statement or document.

                  (j) "Registrable Securities" shall mean (i) the Common Stock acquired upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Warrants, as defined, (ii) Common Stock owned by American Express Travel Related Services or Stephen Getsy, (iii) Common Stock owned by Glen T. Meakem and Sam E. Kinney, Jr., and (iv) any Common Stock of the Company issued as (or issuable upon the conversion, exchange or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock; provided, however, that "Registrable Securities" shall not include any shares that have previously been registered or sold to the public; provided, further, that Registrable Securities shall not include any securities of the Company which may be sold pursuant to Rule 144 (k) under the 1933 Act or any successor rule.

                  (k) "Registration Statement" shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Restated Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

                  (l) "SEC" means the U.S. Securities and Exchange Commission.

                  (m) "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (n) "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (o) "Warrants" shall mean warrants (i) issued by the Company to United Technologies Corporation, (ii) Saturn Capital, Inc., and (iii) Wybrook, L.P.

         2. Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the 1933 Act, other than pursuant to a registration on Forms S-4 or S-8 (or any successor form or forms), the Company will give 20 days prior written notice to each Holder of Registrable Securities of the intention to effect such a registration and, subject to the provisions of subsection (b) hereof, will include in such registration all Registrable Securities with respect to which the Holder has given notice of request for inclusion therein to the Company within 15 days after the Company gives such notice (a "Piggyback Registration"); provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2(a) without obligation to any Holder.

                  (b) Priority on Piggyback Registration. In the event that any Piggyback Registration is an underwritten public offering, the number of Registrable Securities to be included in such an underwriting may be reduced (pro rata among the Holders of Registrable Securities who have requested registration of Registrable Securities based upon the number of Registrable Securities requested to be registered by such Holders) if and to the extent that the managing underwriter shall advise the Company that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that if any shares are to be included in such underwriting for the account of any person ("Other Security Holder") other than the Company or Holders of Registrable Securities, such shares of the Other Security Holder will be reduced to zero before any reduction shall be made in the number of Registrable Securities to be included in such registration by all Holders of Registrable Securities.

         3. Demand Registrations. If at any time following the date which is one hundred eighty (180) days after the initial public offering by the Company, one or more of the Holders of an aggregate of not less than 20% of the Registrable Securities ("Initiating Holders") then outstanding shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities ("Demand Request"), the Company will notify all other Holders of Registrable Securities (the "Company Notice"). The Company shall file as soon as practicable, and in any event within 60 days of the receipt of the Demand Request, a registration statement, and use its best efforts to cause such registration statement to become effective, with respect to the registration of such Registrable Securities as may be requested by the Initiating Holders and such other Registrable Securities owned by any other Holders with respect to which the Company has received written requests for inclusion within 20 days of the Company Notice. Anything herein to the contrary notwithstanding, the Company shall be obligated to comply with this
Section 3 on two occasions only. Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holder(s) a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore desirable to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of 90 days after receipt of the Demand Request.

         4. Registration on Form S-3. At such time as the Company is qualified to register its securities on Form S-3, and in addition to the rights contained in Section 2, if at any time a Holder or Holders of Registrable Securities (the "Initiating Form S-3 Holders") requests that the Company file a registration statement on Form S-3 for a sale or public offering of all or any portion of the Registrable Securities held by such Initiating Form S-3 Holder or Holders (the "Form S-3 Demand"), the reasonably anticipated aggregate price to the public of which would exceed $5,000,000, then the Company (a) will promptly give at least 20 days written notice of the proposed registration to all other Holders and (b) use its best efforts to register under the Securities Act on Form S-3, for public sale in accordance with the method of disposition specified in the Form S-3 Notice, the number of Registrable Securities specified in such Form S- 3 Notice together with any Registrable Securities requested to be included by any other Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company. Notwithstanding the foregoing, if the Company shall furnish to the Initiating Form S-3 Holder(s) a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore desirable to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of 90 days after receipt of the Form S-3 Demand.

         5. Holdback Agreements. Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exercisable for such securities, for a period of 180 days beginning on the effective date of any underwritten registration in which such Holder's Registrable Securities are included (except as part of such underwritten registration) unless the underwriters managing the registered public offering otherwise agree; provided, that in no event shall a holder of Registrable Securities be subject to a limitation on sale or distribution that covers a period longer than that to which any other security holder whose securities are included in the registration is subject, and provided further, that the limitation set forth herein shall not apply to any securities of the Company which are purchased in a public offering registered under the 1933 Act or in the open market following an initial public offering by the Company.

         6. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Restated Agreement, the Company will as expeditiously as reasonably possible:

                  (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period which will terminate when all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold or a period of 180 days, whichever is shorter;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 6(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities; provided that, at a time reasonably prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the Holders of Registrable Securities included in such registration, copies of all documents proposed to be filed, which documents will be subject to the comments of such counsel;

                  (c) make available for inspection by a representative of the Holders of Registrable Securities, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such representative or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (d) notify the counsel for the Holders of Registrable Securities included in such registration promptly, and, if requested, confirm such advice in writing, (i) when the Prospectus or any supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (e) make reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

                  (f) deliver to each Holder of Registrable Securities included in such registration, as the case may be, as many copies of the Registration Statement and Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such holder may reasonably request;

                  (g) prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the holders of Registrable Securities and the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Holder or any underwriter reasonably requests in writing, and do any and all other acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (h) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed; and provide a transfer agent and registrar for all Registrable Securities included in such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (i) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, usual and customary in form, with the managing underwriter of such offering (the Holders of Registrable Securities included in such registration, shall also enter into and perform their obligations under such agreement, usual and customary in form); and the Company shall take such other actions as the underwriters reasonably request in order to expedite or facilitate a disposition of the Registrable Securities;

                  (j) upon request, furnish to each Holder of Registrable Securities included in such registration, a signed counterpart, addressed to such Holder, of (i) an opinion of counsel for the Company, dated the effective date of such Registration Statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) if permitted, a "comfort" letter, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement;

                  (k) immediately notify each Holder of Registrable Securities included in such registration, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (l) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, and take such other actions as may be reasonably necessary to facilitate the registration or the disposition of the Registrable Securities hereunder;

                  (m) In connection with each registration hereunder, the Holders of Registrable Securities to be included in the registration will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In addition, the Holders of Registrable Securities agree that they will not deliver any form of Prospectus in connection with the sale of any Registrable Securities as to which the Company has advised such Holders that it is preparing an amendment or supplement.

         7. Expenses. The Company will pay all expenses in connection with any registration pursuant to Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the Holders of Registrable Securities. All underwriting discounts and selling commissions applicable to the sale of a holder's Registrable Securities will be paid by such holder.

         8. Indemnification.

                  (a) Indemnification by Company. In connection with any registration pursuant to this Restated Agreement, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities included in a registration pursuant to this Restated Agreement, such Holder's officers, directors, partners and employees and each person who controls such holder (within the meaning of the 1933 Act) and each underwriter, if any (including any broker or dealer which may be deemed an underwriter) and each person who controls any underwriter of the Registrable Securities against all losses, claims, damages, liabilities, and expenses caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse, as incurred, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims; provided, however that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld), nor shall the Company be liable to the extent any loss, claim, damage, liability or action arises out of or is based upon any information furnished in writing to the Company by any Holder, underwriter or controlling person expressly for use in connection with such registration.

                  (b) Indemnification by Holder of Registrable Securities. In connection with any registration pursuant to the terms of this Restated Agreement, each Holder of Registrable Securities included in such registration agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by the Holder of Registrable Securities to the Company specifically for inclusion in such Registration Statement or Prospectus and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto. In no event shall the liability of the Holder of Registrable Securities hereunder be greater in amount than the lesser of (i) an amount equal to the proportion that the public offering price of the Registrable Securities sold by the holder in such registration bears to the total public offering price of all securities sold thereunder or (ii) the dollar amount of the proceeds (net of all expense paid by such Holder and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities pursuant to such registration; provided, however that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder (which consent shall not unreasonably be withheld).

                  (c) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an indemnified party or insufficient to hold it harmless, notwithstanding the fact that this Section 8 provides for indemnification in such case, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (d) Survival of Obligations. The obligations of the parties under this Section 8 shall survive the completion of the offering of Registrable Securities and shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

         9. Limitations on Subsequent Registration Rights. From and after the date of this Restated Agreement, the Company shall not, without the prior written consent of Holder(s) of 662/3% of all Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

         10. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

         11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined under the 1933 Act, at all times from and after 90 days following the earlier of the effective date of the Company's first registration under the 1933 Act or the registration of any class of the Company's securities under Section 12 of the 1934 Act.

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each Holder of Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the 1933 Act and the 1934 Act,
(ii) a copy of the most recent annual or quarterly report of the Company, and
(iii) such other reports and documents so filed by the Company as such Holder may reasonable request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

         12. Amendment and Restatement of Predecessor Agreements. This Restated Agreement amends and restates the following agreements (collectively, the "Predecessor Agreements") in all respects:

                  (a) Article 4 of the Shareholders' Agreement dated July 31, 1995 between the Company and Glen T. Meakem and Sam E. Kinney, as amended, pursuant to authority granted in Section 5.9 thereof;

                  (b) Section 7.2.5 of the Purchase Agreement dated August 17, 1995 between the Company and American Express Travel Related Services Company, Inc. (as clarified by side letter dated April 7, 1999), pursuant to authority granted in Section 10.3 thereof;

                  (c) Section 10 of the Stock Subscription Agreement dated September 7, 1995 between the Company and Stephen Getsy, pursuant to authority granted in Section 8 thereof;

                  (d) Registration Rights Agreement dated March 29, 1996 between the Company and the purchasers of Series A-1 Preferred Stock, as amended to date, pursuant to authority granted in Section 14(b) thereof;

                  (e) Registration Rights Agreement dated December 29, 1996 between the Company and the purchasers of Series B Preferred Stock, as amended to date, pursuant to authority granted in Section 14(b) thereof; and

                  (f) Registration Rights Agreement dated December 2, 1997 between the Company and the purchasers of Series A-2 Preferred Stock, as amended to date, pursuant to authority granted in Section 14(b) thereof.

Each Security Holder who executes a counterpart signature page to this Restated Agreement consents and agrees to the amendment and restatement of each Predecessor Agreement to which such Security Holder is a party as set forth in this Restated Agreement. The Security Holders executing a counterpart signature page to this Restated Agreement have the requisite power and authority to amend and restate each of the Predecessor Agreements and, with respect to each of the Predecessor Agreements identified in subsections (d), (e) and (f) above, such Security Holders hold at least the minimum number of "Registrable Securities" (as that term is defined in such agreement) necessary to effect an amendment and restatement of such agreement.

         13. Miscellaneous.

                  (a) Remedies. If the Company shall breach its obligations to register the Registrable Securities pursuant to this Restated Agreement, the Holders shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, or in equity, including specific performance.

                  (b) Amendments and Waivers. This Restated Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of at least 662/3% of the Registrable Securities then held by all Holders. Each Holder of any Registrable Securities at the time and any subsequent Holder of Registrable Securities shall be bound by any consent authorized by this subsection 13(b), whether or not such Registrable Securities shall have been marked to indicate such consent.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly delivered (a) when delivered by hand, if personally delivered, (b) if sent by mail to a party whose address is in the same country as the sender, two Business Days after being deposited in the mail, postage prepaid, (c) when delivered by courier as evidenced by receipt from the courier, if delivered by courier, or
(d) if sent by facsimile transmission on a Business Day, upon confirmation of receipt.

                  (d) Assignments and Transfers. Each Holder of Registrable Securities may make an assignment or transfer to any transferee or assignee of any Registrable Securities, provided, that (i) such transfer is made expressly subject to this Restated Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof, and (ii) the Company is provided with reasonably prompt written notice of such assignment.

                  (e) Benefits of the Agreement. The terms and conditions of this Restated Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

                  (f) Severability. If one or more provisions of this Restated Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Restated Agreement and the balance of this Restated Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  (g) Entire Agreement. This Restated Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Restated Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (h) Applicable Law. This Restated Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Restated Agreement as of the date first written above.


The Company:                              FREEMARKETS ONLINE, INC.


                                          By:  /s/ Glen T. Meakem
                                              -------------------------------
                                              Name: Glen T. Meakem
                                              Title: President




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                     SIGNATURE PAGE TO AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT



                                          SECURITY HOLDER


                                          -------------------------------------
                                          Printed Name


                                          -------------------------------------
                                          Signature


                                          -------------------------------------
                                          Date


                                          -------------------------------------
                                          Number of Registrable Securities



                                          SECURITY HOLDER


                                          -------------------------------------
                                          Printed Name


                                          -------------------------------------
                                          Signature


                                          -------------------------------------
                                          Date


                                          -------------------------------------
                                          Number of Registrable Securities

Additional signature pages of the following parties omitted:



1.  American Express Travel Related Services, Inc.
2.  CSM Partners, L.P.
3.  Sean Sebastian
4.  Francis H. Bricmont
5.  Hugh W. Nevin, Jr.
6.  John P. Levis, III
7.  David A. Noble
8.  James M. Edwards
9.  Keith B. Kirkland & Jane M. Kirkland
10. Jack W. Elliot
11. The Goldman Sachs Group, Inc.
12. Stone Street Fund 1998, L.P.
13. Bridge Street Fund 1998, L.P.
14. Douglas T. Millar and Deborah L. Millar
15. Raymond C. Becker and Mary Jo Becker
16. Barry B. Bridger and Sheila A. Bridger
17. Robert Kopf
18. Thomas Kopf
19. Robert B. Egan and Ann M. Egan
20. Birchmere Investments, L.P.
21. Glen T. Meakem
22. Sam E. Kinney, Jr.
23. Stephen Getsy
24. ATGF II
25. James Stableford
26. Anthony Ciulla
27. Vertex Capital II LLC
28. Matthew O. Fitzmaurice
29. Christopher Lord
30. Pivotal Asset Management LLC, d/b/a Pivotal Appreciation Fund
31. Ralph Cechettini 1995 Trust
32. Pivotal Partners, L.P.
33. California Bank & Trust, Agent for
    Ralph Cechettini IRA Rollover A/C 69-2161-37
34. Daniel E. Chapey
35. Marc Weiss
36. William S. Slattery
37. Nevada Bond Investment Corp. II